RICHARD W. DEVRIES

                             BARRISTER AND SOLICITOR
                                 TAX STRATEGIST

              (COUNSEL TO SZABO DEVRIES, BARRISTERS AND SOLICITORS) (MEMBER - SOCIETY OF TRUST AND ESTATE PRACTITIONERS)

171, 5005 DALHOUSIE DRIVE N.W., SUITE 117          RICHARD W. DEVRIES *
CALGARY, ALBERTA T3A 5R8                           B.COMM., LL.B., TEP
FAX: (403) 299 - 9168                              DIRECT LINE: (403) 299 - 9177
                                                   DEVRIES@DEVRIES.AB.CA
                                                   SECRETARY:   (403) 299 - 9176

October 10, 2002                            OUR FILE:   20908 RWD


Lottery & Wagering Solutions Inc.
8201 Peters Road, Suite 1000
Fort Lauderdale, Florida 33324
U.S.A.

Dear Sirs:

                  Reference is made to the Offer to Purchase Agreement dated May 30, 2001 (the "Offer") between Lottery & Wagering Solutions Inc. ("LWSI", formerly CCA Companies Incorporated), and Richard W. DeVries Professional Corporation, as agent (the "Vendor") pursuant to which LWSI has agreed under certain conditions to purchase all of the shares of Emerging Market Solutions International Inc. ("EMSI") from the Vendor. In anticipation of a closing of the Offer, LWSI has made certain advances (the "Advances") to EMSI to enable EMSI to fund certain expenses relating to the Vietnamese operations. It is agreed that the amount of the Advances as of the date hereof is $1,358,731 US.

                  Attached hereto as Exhibit "A" is a copy of an executed Agreement to Purchase ("RD Agreement to Purchase") dated May 30, 2002 between Richard W. DeVries Professional Corporation ("RD") and Applied Gaming Solutions of Canada Inc. ("AGS"), pursuant to which, subject to certain conditions more fully set forth therein, RD has agreed to sell to AGS all of the shares of EMSI. Notwithstanding the Offer, the parties hereto are prepared to each release the other from their respective obligations under the Offer and to allow the sale to AGS by RD of all of the stock of EMSI, in accordance with the following terms:

1. Prior to December 31, 2002, AGS and its creditors shall have completed the "Debt Settlement Arrangements" and "Forgiveness of Debt and Conversion of Preferred Shares" transactions described in the Management Information Circular of AGS dated June 19, 2002 (the "Circular") and AGS shall demonstrate, to the satisfaction of LWSI (acting reasonably and not arbitrarily and in good faith), its financial ability to continue its operations and to provide adequate financial support to EMSI to enable EMSI to fulfill its contractual obligations to Detetour, LWSI recognizing the AGS's ability to complete these matters in a timely manner is subject to certain regulatory approvals over which it has no control(the "Conversion Condition").

2. Subject to LWSI using its best efforts to provide all information and documents required, AGS shall submit all required documents and make all required applications to receive all necessary governmental, regulatory and other consents necessary for the acquisition of the EMSI shares in accordance with the Circular, and shall have acquired such shares in accordance with the RD Agreement to Purchase, which is anticipated to occur on or before December 31, 2002.

                  In the event prior to December 31, 2002, the Conversion Condition is fulfilled, and all necessary consents are obtained, then effective upon the acquisition of EMSI by AGS, LWSI shall convert the Advances into shares of AGS at a rate of not less than one share of AGS for each C$.30 of such Advances, provided that at the time of such conversion, the average quoted bid and asked market price per AGS share for the five trading days preceding the Conversion Date is not less than C$.30, all on a "post consolidation" basis. Such conversion, if the Conversion Condition is satisfied, shall be formalized in a "Subscription, Debt Settlement and Release Agreement", the form of which is attached hereto as Exhibit "B".

                  In the event the Conversion Condition is not timely fulfilled, or if EMSI is not acquired by AGS, then LWSI acknowledges that the Advances will remain unsecured loans due to be repaid by EMSI on or before December 31, 2004. AGS hereby agrees to be jointly and severally liable with EMSI for the payment and performance by EMSI of all of the obligations of EMSI to LWSI, including the Advances, and shall provide to LWSI such additional documentation as LWSI may reasonably request to evidence the undertaking made hereby.

                  In order to induce LWSI to issue its consent to the terms of the RD Agreement to Purchase, and to release its rights under the Offer, AGS, by its signature below, in addition to signifying its agreement to the foregoing paragraph, represents and warrants to LWSI that the information set forth in the Circular is true and correct in all material respects, and hereby agrees to use its best efforts to fulfill the conditions set forth in paragraphs numbered (1) and (2) hereof; the Vendor, and each and every one of then, hereby releases and discharges LWSI from any and all obligations, claims, liabilities and expenses arising out of the Offer, or any matter or circumstance relating thereto; and LWSI hereby releases and discharges the Vendor, and each and every one of them, from any and all obligations, claims, liabilities and expenses arising out of the Offer, or any matter or circumstance relating thereto. Nothing herein shall be deemed to release any party from any liability which it may have to pay to LWSI the Advances or any part thereof.

                                            Richard W. DeVries Professional
                                            Corporation as agent for Katana
                                            Trading Corporation, Conquistador
                                            Trading Corporation, Protector
                                            Samurai Trading Corporation, Azzaro
                                            Endowment Corporation, Sino
                                            International Entertainment Limited
                                            and Rio Holdings S.A.

                                     By:  s/
                                        ----------------------------------------
                                          RICHARD W. DEVRIES


                                         APPLIED GAMING SOLUTIONS OF CANADA INC.

                                     Per:  s/
                                         ---------------------------------------
                                          DAVID AFTERGOOD


         The undersigned represents that I am the owner of all the issued shares of EMSI and that I am authorized to enter into the agreements set forth herein and that such agreements are fully binding and my execution thereof can be relied upon absolutely without limitation by LWSI.

                                         RICHARD W. DEVRIES PROFESSIONAL
                                                     CORPORATION

                                     Per:  s/
                                        ----------------------------------------
                                          RICHARD W. DEVRIES

                  ACCEPTED:          LOTTERY & WAGERING SOLUTIONS INC.

                                     Per:  s/
                                        ----------------------------------------